EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 79 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated August 16, 2001, which was filed as Exhibit (i) to Post-Effective Amendment No. 78.


                               By: /s/ Eric G. Woodbury
                                   Eric G. Woodbury, Esq.
August 29, 2001
Boston, Massachusetts